As Filed with the Securities and Exchange Commission on February 1, 1999
     ----------------------------------------------------------------------
                                                      Registration No. 333-30357

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                              FTI CONSULTING, INC.
               (Exact name of issuer as specified in its charter)

                                    Maryland
                            (State of Incorporation)

                                   52-1261113
                      (IRS Employer Identification Number)

                 2021 Research Drive, Annapolis, Maryland 21401
                    (Address of Principal Executive Offices)

                              FTI CONSULTING, INC.
                       1997 Stock Option Plan, as Amended
                            (Full title of the Plan)
                          ----------------------------

                                Jack B. Dunn, IV
                             Chief Executive Officer
                              FTI Consulting, Inc.
                               2021 Research Drive
                            Annapolis, Maryland 21401
                                 (410) 224-8770
            (Name, address and telephone number of agent for service)
                          ----------------------------

                                    Copy to:
                            John B. Watkins, Esquire
                           Wilmer, Cutler & Pickering
                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 986-2800
                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                      Proposed               Proposed
       Title of                                        Maximum                Maximum
      Securities                Amount                Offering               Aggregate              Amount of
         to be                   to be                  Price                Offering             Registration
      Registered             Registered(1)            Per Share                Price                 Fee (2)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock,               788,450 shares              $3.33               $ 2,625,539               $729.90
par value $.01 per           13,000 shares               9.00                   117,000                 32.53
share,                      143,550 shares               5.50                   789,525                219.49
                             42,500 shares               5.06                   215,050                 59.78
                             10,000 shares               4.50                    45,000                 12.51
                              2,500 shares               3.25                     8,125                  2.26
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates. The 1997 Stock Option Plan was amended effective May 20, 1998 to increase the number of shares of Common Stock reserved for issuance from 1.0 million to 2.0 million shares of Common Stock.

(2) The registration fee has been calculated in accordance with Rule 457(h) with respect to the 211,550 additional shares of Common Stock on the basis of the price at which the outstanding options may be exercised and 788,450 additional shares of Common Stock registered hereby on the basis of the average of the high and low sale prices reported on The Nasdaq National Market ("Nasdaq") on January 27, 1999.

REGISTRATION OF ADDITIONAL SECURITIES.

The contents of the Registration Statement of FTI Consulting, Inc. (formerly known as Forensic Technologies International Corporation) on Form S-8 (File No. 333-30357) filed with the Securities and Exchange Commission on June 30, 1997 are incorporated by reference herein. The number of shares of Common Stock, par value $.01 per share ("Common Stock"), reserved for sale upon exercise of stock options granted pursuant to the 1997 Stock Option Plan, as amended, of FTI Consulting, Inc. is increased by an additional 1,000,000 shares of Common Stock to a total of 2,000,000 shares of Common Stock. This Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-30357) is filed for the purpose of registering the additional 1,000,000 shares of Common Stock reserved thereunder.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Wilmer, Cutler & Pickering, Baltimore, Maryland. George P. Stamas, a member of the Board of Directors and a stockholder of the Company, is a partner in Wilmer, Cutler & Pickering. As of January 4, 1999, Mr. Stamas was the beneficial owner of 5,838 shares of Common Stock and stock options to purchase 27,950 shares of Common Stock of the Company.

         Item 8.  Exhibits

         Number                Description

        4.1*    Amended  and   Restated   Articles  of   Incorporation   of  the
                Registrant.

        4.2*    Restated By-Laws of the Registrant.

        4.3     1997 Stock Option Plan, as amended May 20, 1998.

        4.4*    Specimen   certificate   representing   the   Common   Stock  of
                Registrant.

        4.5     Form of Option Agreement.

        5.1     Opinion of Wilmer, Cutler & Pickering.

        23.1    Consent of Independent Public Accountants.

        23.2    Consent of Wilmer, Cutler & Pickering (included in Exhibit 5.1).

        24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

     ----------
     * Incorporated herein by reference from the Registrant's Registration Statement on Form SB-2 (File No. 333-2002).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-30357) to be signed on its behalf by the undersigned, thereunto duly authorized, in Annapolis, Maryland on January 29, 1999.

                                                         FTI CONSULTING, INC.

                                                         /S/ Jack B. Dunn, IV
                                                         -----------------------
                                                         Jack B. Dunn, IV
                                                         Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS that Jack B. Dunn, IV has been appointed the true and lawful attorney-in-fact and agent of the persons identified below, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to the Registration Statement on Form S-8 (File No. 333-30357) filed on June 30, 1997, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                   Title                                              Date
---------                                   -----                                              ----

/S/ Jack B. Dunn, IV
---------------------------
Jack B. Dunn, IV                    Chairman of the Board and Chief Executive           January 29, 1999
                                      Officer (principal executive officer)

/S/ Stewart J. Kahn
---------------------------
Stewart J. Kahn                     President                                           January 29, 1999

/S/ Gary Sindler
---------------------------
Gary Sindler                        Executive Vice President and                        January 29, 1999
                                      Chief Financial Officer, Secretary
                                      and Treasurer (principal financial
                                      and accounting officer)

Signature                                   Title                                                Date
---------                                   -----                                                ----

              *
---------------------------
Joseph R. Reynolds, Jr.             Vice Chairman of the Board                          January 29, 1999

              *
---------------------------
James A. Flick                      Director                                            January 29, 1999

               *
---------------------------
Peter F. O'Malley                   Director                                            January 29, 1999

               *
---------------------------
Dennis J. Shaughnessy               Director                                            January 29, 1999

               *
---------------------------
George P. Stamas                    Director                                            January 29, 1999


*By: /s/ Jack B. Dunn IV
    -------------------------------------
     Jack B. Dunn IV, as Attorney-in-Fact

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    EXHIBITS

                                       to

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8



                             REGISTRATION STATEMENT

                                      under

                     THE SECURITIES ACT OF 1933, As Amended



                              FTI CONSULTING, INC.
             (Exact name of registrant as specified in its charter)

                                    Exhibits

         Number                Description

        4.1*    Amended  and   Restated   Articles  of   Incorporation   of  the
                Registrant.

        4.2*    Restated By-Laws of the Registrant.

        4.3     1997 Stock Option Plan, as Amended

        4.4*    Specimen   certificate   representing   the   Common   Stock  of
                Registrant.

        4.5     Form of Stock Option Agreement

        5.1     Opinion of Wilmer, Cutler & Pickering.

        23.1    Consent of Independent Public Accountants.

        23.2    Consent of Wilmer, Cutler & Pickering (included in Exhibit 5.1).

        24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

     ----------
     * Incorporated herein by reference from the Registrant's Registration Statement on Form SB-2 (File No. 333-2002).